CORPORATE ACCESS NUMBER
                                                                      20673250

ALBERTA
Government of Alberta


                            BUSINESS CORPORATIONS ACT


                                   CERTIFICATE

                                       OF

                                  AMALGAMATION




MINERA ANDES INC.

IS THE RESULT OF AN AMALGAMATION FILED ON NOVEMBER 6, 1995.





                                                      -------------------------
                                                      Registrar of Corporations


[seal of Registries, Government of Alberta]

                            BUSINESS CORPORATIONS ACT                 FORM 9
                                  (SECTION 179)

ALBERTA
CONSUMER AND CORPORATION AFFAIRS                       ARTICLES OF AMALGAMATION
-------------------------------------------------------------------------------
1.   NAME OF AMALGAMATED CORPORATION:                  2. CORPORATE ACCESS NO.:

     MINERA ANDES INC.                                    20673250

3.   THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE
     CORPORATION IS AUTHORIZED TO ISSUE:

     The attached Schedule 1 is incorporated into and forms part of this form.

4.   RESTRICTIONS IF ANY ON SHARE TRANSFERS:

     None

5.   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:

     Minimum 1, Maximum 15

6.   RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON:

     None

7.   OTHER PROVISIONS, IF ANY:

     The Board of Directors of the Corporation, may, between annual meetings appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

8.   NAME OF AMALGAMATING CORPORATIONS:           CORPORATE ACCESS NO.:

     Minera Andes Inc.                            20618792

     Scotia Prime Minerals, Incorporated          20666879

9.     DATE                      SIGNATURE                           TITLE

       November 1, 1995          _______________________             Director

FOR DEPARTMENT USE ONLY                                                   FILED

                                   SCHEDULE 1

The shares which the Corporation is authorized to issue are:

(a) an unlimited number of common shares without nominal or par value with the following rights, privileges, restrictions and conditions:

     (i) to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

     (ii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to share equally in the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation; and

     (iii) subject to the rights of the preferred shares, the common shares shall be entitled to receive dividends if, as and when declared by the directors of the Corporation; and

(b) an unlimited number of preferred shares without nominal or par value ("Preferred Shares") which, as a class, have attached thereto the following:

     (i) the Preferred Shares may from time to time be issued in one or more series and, subject to the following provisions, to the sending of articles of amendment in prescribed form and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preferred shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

     (ii) the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preferred shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preferred shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such preferred shares as may be fixed in accordance with clause (b) (i);

     (iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital; and

     (iv) unless the directors otherwise determine in the articles of amendment designating a series, the holder of each share of a series of Preferred Shares shall not, except as otherwise specifically provided in the Business Corporations Act (Alberta), be entitled to receive notice of or vote at any meeting of shareholders.

                                                         CORPORATE ACCESS NUMBER
                                                                        20673250

ALBERTA
Government of Alberta


                            BUSINESS CORPORATIONS ACT


                                   CERTIFICATE

                                       OF

                                    AMENDMENT




MINERA ANDES INC.

AMENDED ITS ARTICLES ON AUGUST 1, 1996.





                                                      -------------------------
                                                      Registrar of Corporations


[seal of Registries, Government of Alberta]

                            BUSINESS CORPORATIONS ACT                 FORM 4
                                  (SECTION 179)

ALBERTA
CONSUMER AND CORPORATION AFFAIRS                  ARTICLES OF AMENDMENT
-------------------------------------------------------------------------------
1.   NAME OF CORPORATION:                         2.  CORPORATE ACCESS NO.:

     MINERA ANDES INC.                                20673250


3. Pursuant to subsection 167(1)(m) of the Business Corporations Act (Alberta), item 7 of the Articles of Amalgamation is amended by the addition of the following paragraph:

     "In compliance with section 126 of the Business Corporations Act (Alberta), meetings of shareholders of the Corporation shall be held at the place within Alberta that the directors determine, or in Vancouver, British Columbia."





-------------------------------------------------------------------------------

4.   DATE                        SIGNATURE                           TITLE

     July 10, 1996               _______________________             Director

-------------------------------------------------------------------------------
FOR DEPARTMENT USE ONLY                                                   FILED

                                       -2-